UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 8.01 Other Events.

Registrant has reported that John E. Pelletier, Vice President and Chief Legal Officer of
the Registrant has resigned, as described in Registrant’s news release dated June 3, 2008, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference. Frederick S. Marius has been appointed as Chief Legal Officer of the Company and Maureen A. Gemma as Chief Legal Officer of the
Eaton Vance family of funds. Mr. Marius and Ms. Gemma will serve as co-heads of the Company’s
Legal Department.

Item 9.01	Financial Statements and Exhibits.
	Exhibit No.	Document
	99.1	Copy of Registrant’s Press Release dated June 3, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP. (Registrant)

Date:	June 4, 2008	/s/ Robert J. Whelan

Robert J. Whelan, Chief Financial Officer

Exhibit 99.1

FREDERICK S. MARIUS APPOINTED CHIEF LEGAL OFFICER OF EATON VANCE CORP.; MAUREEN A. GEMMA APPOINTED CHIEF LEGAL OFFICER OF THE EATON VANCE FAMILY OF FUNDS

BOSTON, MA – June 3, 2008 – Eaton Vance Corp. announced today the appointment of Frederick S. Marius as Chief Legal Officer of the Company and Maureen A. Gemma as Chief Legal Officer of the Eaton Vance family of funds. Mr. Marius and Ms. Gemma will serve as co-heads of the Company’s Legal Department. They replace John E. Pelletier, who has resigned to pursue other career opportunities.

Mr. Marius and Ms. Gemma have served as attorneys at Eaton Vance since 2004 and 1993, respectively, and were most recently Deputy Chief Legal Officers.

“We look forward to the leadership of Fred and Maureen in our legal department,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer of Eaton Vance. “And we thank John for his service to the Company and wish him well in future endeavors.”

Mr. Marius was President and General Counsel of Quantitative Investment Advisors, Inc. and U.S. Boston Capital Corporation from 1999 to 2004. He served previously as Vice President, Counsel of Putnam Investments, Inc. and as an associate in the Boston office of Skadden, Arps, Slate, Meagher and Flom. He is a graduate of the University of Massachusetts at Amherst and Boston University School of Law.

Prior to joining Eaton Vance, Ms. Gemma was associated with Bingham McCutchen LLP. She is a graduate of the University of New Hampshire and Boston College Law School.

Eaton Vance Corp., a Boston-based investment management firm, is listed on the New York Stock Exchange under the symbol EV. Through its subsidiaries, Eaton Vance Corp. advises and distributes investment products for individual and institutional clients. As of April 30, 2008, the Company had $159.1 billion of assets under management.